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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003, except for Note 10 which is as of March 26, 2003, relating to the financial statements of Transact Technologies Incorporated, which appears in Transact Technologies Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Hartford, Connecticut
August 12, 2003